SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 26, 2008

PURE BIOSCIENCE
(Exact name of registrant as specified in its charter)

California	33-0530289
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1725 Gillespie Way, El Cajon, California 92020
(Address of principal executive offices)(Zip Code)

(619) 596 8600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Item 5.02    Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

As PURE Bioscience continues to grow and accelerate the commercialization of its products, the Compensation Committee’s goal is to bring target total cash compensation in closer alignment with that of other similarly sized life science companies in its geographic marketplace. Since the Company’s historic executive base salaries have been significantly below the market 50th percentile, it is the Compensation Committee’s intent to bring base salaries in the range of the market 50th percentile. Therefore, on November 20, 2008, the Compensation Committee approved salary increases for certain of the Company’s executive officers, effective December 1, 2008, in order to bring base salaries closer to the 50th percentile, although the base salaries remain below the 50th percentile. Salary for Michael L. Krall, Chief Executive Officer, will increase from $200,000 to $300,000; salary for Andrew J. Buckland, Chief Financial Officer, will increase from $175,000 to $225,000; and salary for Donna Singer, Executive Vice President, will increase from $150,000 to $200,000.

No other changes have been made to executive compensation or employment agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PURE BIOSCIENCE

Dated: November 26, 2008

/s/ MICHAEL L. KRALL
Michael L. Krall, Chief Executive Officer